CUSIP No. 31423J 102	Page 9 of 9 Pages

EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned acknowledge and agree that the foregoing statement on Amendment No. 1 to Schedule 13D with respect to the Common Stock is filed on behalf of each of the undersigned and that all subsequent amendments to this Schedule 13D, as so amended, shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. Additionally, the undersigned acknowledge and agree to the inclusion of this Agreement as an Exhibit to the foregoing statement on Amendment No. 1 to Schedule 13D. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: January 27, 2023

/s/ Nick Lewin
Nick Lewin

CPH HOLDINGS VII, LLC

By:	/s/ Nick Lewin
Name:	Nick Lewin
Its:	Manager

CPH PHASE II SPV LP

By:	CPH Holdings VII, LLC
Its:	General Partner

By:	/s/ Nick Lewin
Name:	Nick Lewin
Its:	Manager

CPH PHASE III SPV LP

By:	CPH Holdings VII, LLC
Its:	General Partner

By:	/s/ Nick Lewin
Name:	Nick Lewin
Its:	Manager